               CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement under the Securities Act of 1933 and Post-Effective Amendment No. 3 to the Registration Statement under the Investment Company Act of 1940 on Form N-1A (File Nos. 333-60693 and 811-08931, respectively) of our report dated October 7, 1999 on our audit of the financial statements and financial highlights of Warburg, Pincus Strategic Global Fixed Income Fund, Inc., which report is included in the Annual Report to Shareholders for the year ended August 31, 1999 and for the respective periods then ended. We also consent to the reference of our firm under the headings "Financial Highlights" in the Prospectus and under the headings "Independent Accountants and Counsel" and "Financial Statements" in the Statement of Additional Information.



/s/ PricewaterhouseCoppers LLP

PricewaterhouseCoopers LLP

2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 29, 1999